                                                                    EXHIBIT 5(b)

                   [Letterhead of Richards, Layton & Finger]



                                January 23, 1997



HEI Preferred Funding, LP
Hawaiian Electric Industries Capital Trust I
c/o Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii 96813

               Re:  HEI Preferred Funding, LP
                    and Hawaiian Electric Industries Capital Trust I
                    ------------------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), HEI Preferred Funding, LP, a Delaware limited partnership (the "Partnership"), and Hawaiian Electric Industries Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Limited Partnership of the Partnership, dated as of December 23, 1996, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 23, 1996;
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HEI Preferred Funding, LP
Hawaiian Electric Industries Capital Trust I
January 23, 1997
Page 2


          (b) The Agreement of Limited Partnership of the Partnership, dated as of December 23, 1996;

          (c) The Amended and Restated Certificate of Limited Partnership of the Partnership, dated as of January 23, 1997 (the "Partnership Certificate"), as filed in the office of the Secretary of State on January 23, 1997;

          (d) The Assignment of General Partner Interest and Amendment to Agreement of Limited Partnership of the Partnership, dated as of January 23, 1997;

          (e) A form of Amended and Restated Agreement of Limited Partnership of the Partnership (including Annex A thereto) (the "Partnership Agreement"), to be entered into among Hycap Management, Inc., a Delaware corporation, as general partner, the Trust, as initial limited partner, and such other Persons who become limited partners of the Partnership, attached as an exhibit to the Registration Statement (as defined below);

          (f) The Certificate of Trust of the Trust, dated as of December 19, 1996 (the "Trust Certificate"), as filed in the office of the Secretary of State on December 23, 1996;

          (g) The Trust Agreement of the Trust, dated as of December 19, 1996, among the Company, and the trustees of the Trust named therein;

          (h) A form of Amended and Restated Trust Agreement of the Trust (including Exhibits A-1 and A-2 thereto) (the "Trust Agreement"), to be entered into among the Company, as sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to the Registration Statement;

          (i) Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-3, including a related preliminary prospectus (the "Prospectus"), and a preliminary prospectus supplement, relating to the ___% Trust Originated Preferred Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities"), and the Partnership Preferred Securities of the Partnership representing limited partner interests in the Partnership (each, a "Partnership Preferred Security" and collectively, the "Partnership Preferred Securities"), as proposed to be filed by the Company, the Partnership, the Trust and others with the Securities and Exchange Commission on or about January 23, 1997;

          (j) A Certificate of Good Standing for the Partnership, dated January 23, 1997, obtained from the Secretary of State; and

          (k) A Certificate of Good Standing for the Trust, dated January 23, 1997, obtained from the Secretary of State.
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HEI Preferred Funding, LP
Hawaiian Electric Industries Capital Trust I
January 23, 1997
Page 3

          Capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the Partnership Agreement and the Partnership Certificate are in full force and effect and have not been amended, (ii) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Trust
Certificate are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 5 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us,
(v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto, (vii) the receipt by each Person to whom a Partnership Preferred Security is to be issued by the Partnership (collectively, the "Partnership Preferred Security Holders") of an L.P. Certificate and the payment for the Partnership Preferred Security acquired by it, in accordance with the Partnership Agreement and the
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HEI Preferred Funding, LP
Hawaiian Electric Industries Capital Trust I
January 23, 1997
Page 4


Registration Statement, (viii) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trust (collectively, the "Trust Preferred Security Holders") of a Trust Preferred Security Certificate (as defined in the Trust Agreement) and the payment for the Trust Preferred
Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, (ix) that the books and records of the Partnership set forth all information required by the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101, et seq.) (the
                                           -------             -- ---
"Partnership Act"), including all information with respect to all Persons to be admitted as Partners and their contributions to the Partnership, (x) that the Partnership Preferred Securities are issued and sold to the Partnership Preferred Security Holders in accordance with the Registration Statement and the Partnership Agreement, and (xi) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the Registration Statement and the Trust Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Partnership Act.

          2. The Partnership Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited partner interests in the Partnership.

          3. Assuming that the Partnership Preferred Security Holders, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, the Partnership Preferred Security Holders, as limited partners of the Partnership, will have no liability in excess of their obligations to make payments provided for in the Partnership Agreement and their share of the Partnership's assets and
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HEI Preferred Funding, LP
Hawaiian Electric Industries Capital Trust I
January 23, 1997
Page 5


undistributed profits (subject to the obligation of a Partnership Preferred Security Holder to repay any funds wrongfully distributed to it).

          4. There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Partnership Preferred Security Holders, as limited partners of the Partnership, take no action other than actions permitted by the Partnership Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Partnership Preferred Security Holders, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

          5. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del. C.
                                                                       -------
(S) 3801, et seq.).
          -- ---

          6. The Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 7 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          7. The Trust Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Goodsill Anderson Quinn & Stifel's relying as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                    Very truly yours,


BJK/jj